UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

A. Purchase Agreement and Private Placement of Senior Notes

On May 18, 2017, Great Lakes Dredge & Dock Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, certain subsidiary guarantors named therein (collectively, the “Guarantors”) and Deutsche Bank Securities Inc., as representative (the “Representative”) of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale (the “Private Placement”) of $325,000,000 aggregate principal amount of its 8.000% Senior Notes due 2022 (the “Notes”). The Notes were priced at par, plus accrued interest, if any, from May 24, 2017. The Company expects to receive net proceeds from the Private Placement of approximately $321 million, after deducting fees and estimated offering expenses.

The Notes were offered to the Initial Purchasers pursuant to a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers agreed to sell the Notes only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, in each case promulgated under the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions applicable to the Company, the Guarantors and the Initial Purchasers.

On May 24, 2017, the Company completed the Private Placement of the Notes in accordance with the Purchase Agreement.

The foregoing description of the Purchase Agreement is a summary. The complete text of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

B. Indenture Relating to 8.000% Senior Notes due 2022

The Notes were issued and authenticated pursuant to an indenture (the “Indenture”), dated as of May 24, 2017, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes will mature on May 15, 2022, and bear interest at a rate of 8.000% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2017. The Notes are senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by the Guarantors and any other subsidiary guarantors that from time to time become parties to the Indenture.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) pay dividends, or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock; (iii) create liens on their assets; (iv) transfer and sell assets; (v) enter into certain business combinations with third parties or into certain other transactions with affiliates; (vi) create restrictions on dividends or other payments by the Company’s restricted subsidiaries; and (vii) create guarantees of indebtedness by restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Company may redeem the Notes, in whole or in part, at any time on or after May 15, 2020, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date. Prior to May 15, 2020, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium (as determined in accordance with the Indenture), together with accrued and unpaid interest, if any, to the redemption date. In addition, on one or more occasions before May 15, 2020, the Company may redeem up to 35% of the original principal amount of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 108.000% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

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The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, certain payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare all of the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture is a summary. The complete text of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

C. Registration Rights Agreement

On May 24, 2017, in connection with the Private Placement of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, the Guarantors and the Representative, pursuant to which the Company has agreed to offer to exchange the Notes privately placed on May 24, 2017 for a new issue of substantially identical notes registered under the Securities Act.

Subject to certain specified limitations, the terms of the Registration Rights Agreement require the Company to (i) use its commercially reasonable efforts to cause a registration statement with respect to an exchange offer for the Notes to become effective within 365 days after the issue date of the Notes; (ii) use its commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement with respect to the exchange offer and (iii) use its commercially reasonable efforts to file a shelf registration statement for the resale of the Notes in certain circumstances. If the Company fails to satisfy certain of its registration obligations under the Registration Rights Agreement, then the Company may under certain specified circumstances be required to pay liquidated damages to the holders of the Notes, in the form of additional interest, which will accrue at an annual rate of 0.25% of the aggregate principal amount of the outstanding Notes during the initial period following the occurrence of such default, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to the maximum rate specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by the terms thereof. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

D. Amendment to Credit Agreement

On May 18, 2017, the Company, certain of its subsidiaries, PNC Bank, National Association, as lender and agent, and certain other lenders named therein, entered into a Second Amendment (the “Credit Amendment”) to its Revolving Credit and Security Agreement dated December 30, 2016, as amended February 27, 2017 (the “Credit Agreement”). The Credit Amendment was entered into to, among other things, permit the Company to incur up to $325 million of debt as part of a refinancing of the Company’s $275 million principal amount senior notes due 2019 (the “2019 Notes”). The Credit Amendment also amends the Credit Agreement to remove a provision providing for acceleration of the Credit Agreement’s maturity date to November 3, 2018 if the Company fails prior to that date to extend the maturity date of the 2019 Notes to a date on or after March 31, 2020.

The foregoing description of the Credit Amendment is a summary. The complete text of the Credit Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

E. Other

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s other public filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available without charge through the SEC’s website at http://www.sec.gov.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Sections A and B of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

A. Redemption Transaction

On May 24, 2017, the Company furnished a notice to redeem all of its outstanding 2019 Notes, other than those purchased on such date in accordance with the Company’s cash tender offer (the “Tender Offer”) to repurchase any and all 2019 Notes tendered in accordance with the terms and conditions specified in the Company’s Offer to Purchase, dated May 12, 2017.  The redemption price for 2019 Notes not purchased in accordance with the Tender Offer will be 100% of the principal amount thereof plus accrued and unpaid interest through the redemption date. Upon completion of this redemption transaction (the “Redemption Transaction”), which is expected to occur on June 23, 2017, the Company intends to discharge all of its obligations under the indenture governing its 2019 Notes.

B. Press Releases

On May 22, 2017, the Company issued a press release announcing the results of its Tender Offer, and on May 24, 2017, the Company issued a press release announcing the completion of its Private Placement, its settlement of the Tender Offer and its Redemption Transaction.

A copy of these press releases are attached hereto as Exhibit 99.2 and 99.3, respectively, and are incorporated herein in their entirety (including the section entitled “Cautionary Note Regarding Forward-Looking Statements”) by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

Date: May 24, 2017	By:	/s/ MARK W. MARINKO
Mark W. Marinko
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Exhibit

4.1	Indenture, dated May 24, 2017, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.*

4.2

Registration Rights Agreement, dated May 24, 2017, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein.*

10.1

Purchase Agreement, dated May 18, 2017, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein.*

10.2

Second Amendment to Amended and Restated Credit Agreement, dated May 18, 2017, by and among the Company, the subsidiaries of the Company named therein, and PNC Bank, N.A. as lender and agent, and certain other lenders named therein.*

99.1	Press Release of Great Lakes Dredge & Dock Corporation May 12, 2017 announcing the commencement of its offer to purchase any and all outstanding 2019 Notes**

99.2	Press Release of Great Lakes Dredge & Dock Corporation dated May 22, 2017 announcing the results of its offer to purchase any and all outstanding 2019 Notes.*

99.3

Press Release of Great Lakes Dredge & Dock Corporation dated May 24, 2017 announcing the completion of the Private Placement, settlement of the offer to purchase any and all outstanding 2019 Notes and redemption of any remaining 2019 Notes.*

*	Filed herewith.
**	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 12, 2017 (Commission file no. 001-33225).

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